EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-59210, 333-71596, 333-118113 and 333-130406) and on Form S-3 (Nos. 33-38869, 333-46055, 333-45377, 333-56873, 333-62156, 333-69294, 333-82212, 333-121502, 333-121504, 333-125077, 333-135816, 333-135962, 333-137093, and 333-178413) of Vector Group Ltd. of our report dated February 24, 2012 relating to the financial statements and financial statement schedule of Vector Tobacco Inc., which appears in this Form 10‑K of Vector Group Ltd.

PricewaterhouseCoopers LLP
Raleigh, North Carolina
February 24, 2012